Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED
CREDIT AGREEMENT AND MASTER ASSIGNMENT

This Amendment No. 1 to Amended and Restated Credit Agreement and Master Assignment (this “Agreement”) dated as of July 30, 2013 (the “Effective Date”) is among Triangle USA Petroleum Corporation, a Colorado corporation (the “Borrower”), Foxtrot Resources LLC, a Colorado limited liability company (the “Guarantor”), Wells Fargo Bank, National Association, as a lender (the “Assignor”), Bank of America, N.A., as a lender, and The Bank of Nova Scotia, as a lender (each an “Assignee” and together with the Assignor, collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Agent”) and as Issuing Lender (the “Issuing Lender”).

INTRODUCTION

A.                                    The Borrower, the Lenders, the Issuing Lender, and the Agent have entered into the Amended and Restated Credit Agreement dated as of April 11, 2013 (as amended, restated, or modified from time to time, the “Credit Agreement”) and the Consent Agreement dated as of June 28, 2013.

B.                                    The Guarantor has entered into the Amended and Restated Guaranty Agreement dated as of April 11, 2013 (as amended, restated, or otherwise modified from time to time, the “Guaranty”) in favor of the Agent for the benefit of the Secured Parties.

C.                                    The Borrower has requested that the Lenders and the Agent amend the Credit Agreement to permit the Borrower to enter into certain Hedging Arrangements.

D.                                    The Borrower has requested and the Lenders have agreed to increase the Borrowing Base simultaneously with the effectiveness of this Agreement.

E.                                     In connection with the increase in the Borrowing Base provided in this Agreement, the Assignor desires to sell and assign, and each Assignee desires to purchase and assume certain rights and obligations of the Assignor under the Credit Agreement such that, after giving effect to such assignment and assumption, the Commitments of the Lenders are as set forth on Schedule I hereto.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantor, the Agent, the Issuing Lender, and the undersigned Lenders hereby agree as follows:

Section 1.                                           Definitions; References.  Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.                                           Master Assignment.

(a)                                 Assignments.  For an agreed consideration, the Assignor hereby irrevocably sells and assigns to each Assignee, without recourse and without representation or warranty other than as expressly provided herein, and each Assignee hereby irrevocably and severally, purchases and assumes from the Assignors subject to the terms hereof and the Credit Agreement, (i) such percentage in and to all of the Assignors’ respective rights and obligations under the Credit Agreement as a Lender (including, without limitation, such percentage interest in the Advances owing to the Assignor and participations in Letters of Credit by Assignor existing immediately prior to the Effective Date) that would result in the Assignor and the Assignees having the respective Commitments set forth in Schedule I attached hereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Credit Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.  Each such sale and assignment is without recourse to Assignor and, except as expressly provided in Section 2(b), without representation or warranty by any Assignor.  After giving effect to the sales and assignments pursuant to this Section 2(a), each Lender’s respective Commitments will be as set forth opposite its name on Schedule I attached hereto.

(b)                                 Representations and Warranties of Assignors.  Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the interest that it is assigning under Section 2(a) above, (B) such interest is free and clear of any lien, encumbrance or other adverse claim, (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (D) it is not a Defaulting Lender; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (C) the financial condition of the Borrower, any other Credit Party, or any other Person obligated in respect of any Credit Document or (D) the performance or observance by the Borrower, its Subsidiaries or any other Person of any of its obligations under any Credit Document.

(c)                                  Representations and Warranties of Assignee.  Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be a Lender under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.7 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the interest assigned to it hereunder, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the interest assigned to it hereunder and either it, or the person exercising discretion in making its decision to acquire the interest assigned to it hereunder, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the interest assigned to it hereunder, and (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the interest assigned to it hereunder; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

(d)                                 Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the interests assigned hereunder (including payments of principal, interest, fees and other amounts) to the Assignor or relevant Assignee whether such amounts have accrued prior to, on or after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the relevant Assignee.

(e)                                  Consents.  The Administrative Agent, the Issuing Lender and the Borrower each hereby consents to the assignments made under this Section 2 to the Assignees.

Section 3.                                           Amendments to Credit Agreement.  Upon the satisfaction of the conditions specified in Section 7 of this Agreement, and effective as of the date set forth above, the Credit Agreement is amended as follows:

(a)                                 Section 1.1 of the Credit Agreement is amended to replace the definition of “Credit Documents” to read in its entirety as follows:

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, the Intercreditor Agreement, the Engagement Letter, and each other agreement, instrument, or document (other than the Second Lien Loan Documents) executed at any time in connection with this Agreement.

(b)                                 Section 1.1 of the Credit Agreement is amended to add the following definitions in alphabetical order:

“First Amendment Effective Date” means July 30, 2013.

“Intercreditor Agreement” means an Intercreditor Agreement in form and substance satisfactory to the Administrative Agent and, in accordance with Section 8.10, the Required Lenders between the Administrative Agent, in its capacity as agent for the Lenders, and the Second Lien Agent, as administrative agent for the Second Lien Lenders, and acknowledged and agreed to by the Borrower.

“Second Lien Agent” means Wells Fargo Energy Capital, Inc., or such other Second Lien Lender serving in the capacity as the administrative agent under the Second Lien Credit Agreement, or their respective successors or assigns, to the extent permitted under the Second Lien Credit Agreement and the Intercreditor Agreement.

“Second Lien Credit Agreement” means a credit agreement to be entered into among the Borrower, the Second Lien Lenders, and the Second Lien Agent, in form and substance satisfactory to the Administrative Agent and the Required Lenders, as amended, restated, refinanced, supplemented or otherwise modified but only to the extent permitted under the terms of the Intercreditor Agreement.

“Second Lien Debt” means the “Second Lien Obligations” as defined in the Intercreditor Agreement, which shall be subject to the terms of the Intercreditor Agreement.

“Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement from time to time.

“Second Lien Loan Documents” means the Second Lien Credit Agreement, the promissory notes and security documents, each in form and substance satisfactory to the Administrative Agent and the Required Lenders, executed and delivered pursuant to the Second Lien Credit Agreement, the Intercreditor Agreement and each other agreement, instrument, certificate or document (other than the Credit Documents) executed by the Borrower, or any of its Subsidiaries or any of their respective officers at any time in connection with the Second Lien Credit Agreement.

“Test Date” means each date that the production and hedging reports required pursuant to Section 5.2(d) are delivered, commencing with the reports delivered for the fiscal quarter ending July 31, 2013.

(c)                                  Section 1.5 of the Credit Agreement is amended to read in its entirety as follows:

“Section 1.5                              Miscellaneous.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified.  Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. The foregoing rule of construction shall only apply with respect to amendments to or other modifications of the Second Lien Loan Documents to the extent such amendments or other modifications are made in accordance with the terms of this Agreement and of the Intercreditor Agreement. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein).  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.”

(d)                                 Section 2.2(a) of the Credit Agreement is amended to read in its entirety as follows:

“(a)                           Borrowing Base.  The Borrowing Base in effect as of the First Amendment Effective Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $165,000,000.  Such Borrowing Base shall remain in effect until the next redetermination or reduction made pursuant to this Section 2.2.  The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.2(d) and is subject to periodic redetermination pursuant to Sections 2.2(b), and 2.2(c) and reductions pursuant to Section 2.2(e).”

(e)                                  Section 2.2(e)(ii) of the Credit Agreement is amended to read in its entirety as follows:

“(ii)                            Upon the issuance of Debt in the form of Permitted Notes, the Borrowing Base shall be automatically reduced by an amount equal to 25% of the excess, if any (the “Notes Reduction Amount”) of (A) the principal amount of such Permitted Notes over (B) the amount of the proceeds of such Permitted Notes applied by the Borrower to repay the Second Lien Debt; provided that the amount of Second Lien Debt permitted to be incurred shall be automatically reduced by the amount of such repayment hereunder.”

(f)                                   Section 5.2(q) of the Credit Agreement is amended to delete “and” at the end of such section, Section 5.2(r) is renumbered as Section 5.2(s) and a new Section 5.2(r) is added to read in its entirety as follows:

“(r)                              Notices Delivered Under the Second Lien Credit Agreement.  Concurrently with the delivery of any notice or other information to the Second Lien Agent or the Second Lien Lenders, the Borrower shall provide a copy of such notice or other information to the Administrative Agent; and”

(g)                                  Section 6.1(i)(vii) of the Credit Agreement is amended to delete “and” at the end of such section, Section 6.1(j) is renumbered as Section 6.1(k) and a new Section 6.1(j) is added to read in its entirety as follows:

“(j)                              Second Lien Debt; provided that:

(i)                                     the aggregate principal amount of all such Second Lien Debt may not exceed $60,000,000 at any time;

(ii)                                  the Borrower is in pro forma compliance with Sections 6.16 and 6.17 after giving effect to the issuance of such Second Lien Debt;

(iii)                               such Debt, if secured, is secured only by a Lien permitted by Section 6.2(j);

(iv)                              no principal amount of such Debt matures earlier than six months after the Maturity Date;

(v)                                 no Default, Event of Default or Borrowing Base Deficiency is occurring at the time of, or would occur as a result of, any such issuance;

(vi)                              the Second Lien Loan Documents shall have covenants and restrictions that are no more restrictive than those set forth in the Credit Documents (other than any asset coverage test covenant in the Second Lien Credit Agreement); and

(vii)                           the agreement or indenture governing any such debt shall not have any restriction on the ability of the Borrower or any of its Subsidiaries to guarantee the Secured Obligations or to pledge assets as Collateral for the Secured Obligations; and”

(h)                                 Section 6.2(h) of the Credit Agreement is amended to delete “and” at the end of such section, Section 6.2(i) is amended to add “and” at the end of such section, and a new Section 6.2(j) is added to read in its entirety as follows:

“(j)                              Liens securing Second Lien Debt to the extent permitted under the Intercreditor Agreement; provided that, subject to the terms of the Intercreditor Agreement, (i) the collateral with respect to which a Lien is granted as security for the Second Lien Debt shall be limited to the Collateral hereunder and (ii) the Liens securing the Obligations shall be senior to the Liens securing the Second Lien Debt.”

(i)                                     Section 6.5 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.5                              Agreements Restricting Liens.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (i) this Agreement, the Security Documents, (ii) agreements governing Debt permitted by Sections 6.1(d) to the extent such restrictions govern only the asset financed pursuant to such Debt, (iii) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, and (iv) the Second Lien Loan Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.”

(j)                                    Section 6.15 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.15                       Limitation on Hedging.  No Credit Party shall, nor shall it permit any of its Subsidiaries to enter into or maintain a position in any Hedging Arrangement which,

(a)                                 is for speculative purposes or is for any purpose other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations;

(b)                                 is secured (unless such Hedging Arrangement is with a Swap Counterparty) or obligates any Credit Party to any margin call requirements or otherwise requires the Borrower or any of its Subsidiaries to put up money, assets, letters of credit, or other security or includes any deferred premium payment;

(c)                                  with respect to Hedging Arrangements related to commodities, is longer than 60 months in duration from the date such Hedging Arrangement is entered into;

(d)                                 with respect to Hedging Arrangements related to commodities for the first 36 months following any date of determination:

(i)                                     covers notional volumes in excess of 85% of the anticipated production of gas volumes attributable to Proven Reserves of the Borrower and its Subsidiaries, as reflected in the most recently delivered Engineering Report under Section 2.2;

(ii)                                  covers notional volumes in excess of 85% of the anticipated production of natural gas liquids volumes attributable to Proven Reserves of the Borrower and its Subsidiaries, as reflected in the most recently delivered Engineering Report under Section 2.2;

(iii)                               covers notional volumes in excess of 85% of the anticipated production of oil volumes attributable to Proven Reserves of the Borrower and its Subsidiaries, as reflected in the most recently delivered Engineering Report under Section 2.2;

provided, however, that the foregoing volume limitations shall not apply to put option contracts that are not related to corresponding calls, collars or swaps;

(e)                                  with respect to Hedging Arrangements related to commodities for the 37th through 60th month following any date of determination:

(i)                                     covers notional volumes in excess of the greater of (A) 65% of the anticipated production of gas volumes attributable to Proven Reserves of the Borrower and its Subsidiaries and (B) 90% of the anticipated production of gas volumes attributable to PDP Reserves of the Borrower and its Subsidiaries, in each case as reflected in the most recently delivered Engineering Report under Section 2.2;

(ii)                                  covers notional volumes in excess of the greater of (A) 65% of the anticipated production of natural gas liquids volumes attributable to Proven Reserves of the Borrower and its Subsidiaries and (B) 90% of the anticipated production of natural gas liquids volumes attributable to PDP Reserves of the Borrower and its Subsidiaries, in each case as reflected in the most recently delivered Engineering Report under Section 2.2;

(iii)                               covers notional volumes in excess of the greater of (A) 65% of the anticipated production of oil volumes attributable to Proven Reserves of the Borrower and its Subsidiaries and (B) 90% of the anticipated production of oil volumes attributable to PDP Reserves of the Borrower and its Subsidiaries, in each case as reflected in the most recently delivered Engineering Report under Section 2.2;

provided, however, that the foregoing volume limitations shall not apply to put option contracts that are not related to corresponding calls, collars or swaps; or

(f)                                   with respect to Hedging Arrangements related to interest rates:

(i)                                     relates to payment obligations on Debt which is not permitted to be incurred under Section 6.1 above;

(ii)                                  results in the aggregate notional amount of all such Hedging Arrangements exceeding 75% of the anticipated outstanding principal balance of the Debt under this Agreement;

(iii)                               is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the Hedging Arrangement is made is rated lower than A by S & P or A2 by Moody’s;

(iv)                              as to any such Hedging Arrangement covering the Debt incurred under this Agreement, is with a counterparty that is not a Lender or an Affiliate of a Lender; or

(v)                                 has a floating rate index that does not generally match the index used to determine the floating rates of interest on the corresponding Debt to be hedged by such Hedging Arrangement.

; provided that, if, as of any Test Date the aggregate notional volumes of all Hedging Arrangements covering natural gas, crude oil or natural gas liquids, respectively, for any month in the fiscal quarter preceding such Test Date exceed the actual volumes of production for such commodity for such month, then Borrower shall (A) furnish to Administrative Agent, no later than 5:00 pm Mountain Time on such Test Date, a statement setting forth in reasonable detail the calculation of such determination and (B) no later than 15 days after such Test Date, (1) furnish to Administrative Agent an updated Engineering Report (the “Updated Report”), (2) terminate, create off-setting positions or otherwise unwind existing Hedging Arrangements such that, at such time, future hedging volumes will otherwise comply with this Section 6.15 on a going forward basis, and (3) furnish to Administrative Agent a certificate executed by a Responsible Officer certifying that as of the date of such certificate the Borrower is in compliance with Section 6.15.”

(k)                                 Section 6.19 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.19                       Prepayment of Certain Debt and Other Obligations.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Permitted Debt (other than Second Lien Debt) and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, (c) so long as no Event of Default exists or would result therefrom, other prepayments of Permitted Debt (other than Second Lien Debt) not described in the immediately preceding clauses (a) and (b).”

(l)                                     A new Section 6.21 of the Credit Agreement is amended to read in its entirety as follows:

“Section 6.21                       Second Lien Debt.  None of the Borrower nor any Subsidiary of the Borrower shall (a) make any optional, mandatory or scheduled payments on account of principal (whether by redemption, purchase, retirement, defeasance, set off or otherwise), interest, premiums and fees in respect of the Second Lien Debt and refinancings of such Second Lien Debt, so long as such refinancings would otherwise comply with Section 6.1; provided that, so long as no Default, Event of Default, or Borrowing Base Deficiency shall have occurred before or after giving effect thereto, the Borrower may make regularly scheduled cash payments of interest on the Second Lien Debt due and payable in accordance with the terms of the Second Lien Credit Agreement and other Second Lien Loan Documents, or (b) except as otherwise permitted by the terms of the Intercreditor Agreement, amend, supplement, refinance or otherwise modify the terms of the Second Lien Debt, the Second Lien Credit Agreement or any other Second Lien Loan Document.”

(m)                             Section 7.1 of the Credit Agreement is amended to delete “or” from the end of clause (k), change the period at the end of clause (l) to a semicolon, and add the following new clauses (m) and (n):

“(m)                       Second Lien Event of Default.  An “Event of Default” under the Second Lien Credit Agreement shall have occurred; or

(n)                                 Intercreditor Agreement.  Following the execution and initial effectiveness thereof, the Intercreditor Agreement shall cease to be effective (other than pursuant to the terms provided therein) or otherwise shall cease to be a legal, valid and binding agreement enforceable against the holders of any Debt under the Second Lien Credit Agreement in any material respect.”

(n)           Section 7.6 of the Credit Agreement is amended to replace clause “FOURTH” with the following:

“FOURTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct or, to the extent required under the Intercreditor Agreement, to the Second Lien Agent.”

(o)           A new Section 8.10 of the Credit Agreement is added to read in its entirety as follows:

“Section 8.10        Intercreditor Agreement. Prior to entering into the Intercreditor Agreement, the Administrative Agent shall provide a draft of such Intercreditor Agreement to the Lenders and shall request that the Required Lenders authorize the Administrative Agent to enter such Intercreditor Agreement. Upon the authorization of the Required Lenders, the Secured Parties shall be deemed to have authorized the Administrative Agent to enter into such Intercreditor Agreement, and, by receiving the benefits thereunder and of the Collateral under the Security Documents, each Secured Party shall be deemed to have acknowledged and agreed to the terms of the Intercreditor Agreement and shall be deemed to have agreed that the terms thereof shall be binding on such Secured Party and its respective successors and assigns, as if each were a party thereto.”

(p)           Exhibit C to the Credit Agreement is amended to read in its entirety as set forth on Exhibit C hereto.

Section 4.              Reaffirmation of Liens.

(a)           Each of the Borrower and the Guarantor (i) is party to certain Security Documents securing and supporting the Borrower’s and Guarantor’s obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s and Guarantor’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create a first and prior Lien (subject only to Permitted Liens) in the Collateral to secure the Borrower’s and Guarantor’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.

(b)           The delivery of this Agreement does not indicate or establish a requirement that any Credit Document requires the Guarantor’s approval of amendments to the Credit Agreement.

Section 5.              Reaffirmation of Guaranty.  The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty and the other Credit Documents are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed

Obligations may have been amended by this Agreement.  The Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by the Guarantor under the Credit Agreement in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 6.              Representations and Warranties.  Each of the Borrower and the Guarantor represents and warrants to the Agent and the Lenders  that:

(a)           the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document;

(b)           (i) the execution, delivery, and performance of this Agreement are within the corporate, limited partnership or limited liability company power, as appropriate, and authority of the Borrower and Guarantors and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and Guarantors, enforceable against the Borrower and Guarantors in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c)           as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 7.              Effectiveness.  This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:

(a)           Documentation. The Agent shall have received this Agreement, duly and validly executed by each party hereto.

(b)           Representations and Warranties.  The representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document.

(c)           No Default or Event of Default. There being no Default or Event of Default which has occurred and is continuing.

(d)           Expenses.  The Borrowers’ having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement or any other agreement, including, without limitation, any upfront fee paid in connection with any increase to the Borrowing Base agreed to among the parties hereto.

Section 8.              Effect on Credit Documents.  Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Agent’s or Lenders’ rights under the Credit Documents.  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement is a Default or Event of Default under other Credit Documents.

Section 9.              Choice of Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 10.            Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED as of the date first set forth above.

BORROWER:

TRIANGLE USA PETROLEUM CORPORATION

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	President

GUARANTOR:

FOXTROT RESOURCES LLC

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO A&R CREDIT AGREEMENT
AND MASTER ASSIGNMENT — TRIANGLE USA PETROLEUM]

ADMINISTRATIVE AGENT/ISSUING LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Joseph T Rottinghaus
Name:	Joseph T Rottinghaus
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO A&R CREDIT AGREEMENT
AND MASTER ASSIGNMENT — TRIANGLE USA PETROLEUM]

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Jason Zilewicz
Name:	Jason Zilewicz
Title:	Assistant Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO A&R CREDIT AGREEMENT
AND MASTER ASSIGNMENT — TRIANGLE USA PETROLEUM]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO A&R CREDIT AGREEMENT
AND MASTER ASSIGNMENT — TRIANGLE USA PETROLEUM]